EXHIBITS 5.1 and 23.2

April 12, 2000
Board of Directors
Surgical Safety Products, Inc.
2018 Oak Terrace
Sarasota, FL 34231

Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about April 13, 2000, in connection with the registration under the Securities Act of 1933, as amended, of 657,500 shares of your common stock under the Company's 1999 Stock Option Plan ("1999 Revised ESOP") which covers employees, directors, officers and consultants, $.001 par value (exclusive of any securities associated therewith, the "Stock") to be sold by you pursuant to the Company's 1999 Revised ESOP.

As your counsel, we have examined the proceedings relating to and action taken by you in connection with the adoption of the 1999 Revised ESOP.

It is our understanding that this plan was adopted by the Board of Directors in January 1999 and required shareholder approval by January 2000 in order for the Company to issue "ISO's" as defined in the 1999 Revised ESOP. It is further our understanding that the Company did not issue any ISO options, but issued all of the options under this plan as "NSO's" as defined in the plan. Therefore, although shareholder approval was not requested by the Company for this plan, it is our opinion that the Company was authorized to issue NSO options without shareholder approval.

Further, it is our opinion that the 657,500 shares of your common stock under the Company's 1999 Revised ESOP that may be issued and sold by the Company pursuant to each such plan, when issued and sold in the manner provide in such plan, will be validly issued, fully-paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ Mintmire & Associates
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MINTMIRE & ASSOCIATES